EXHIBIT 99.1

Christopher Taylor

Investor Relations

781-398-2466

Sarah Emond

Media Relations

781-398-2544

For Immediate Release

FDA Accepts for Filing Oscient Pharmaceuticals’ Supplemental New Drug Application for

Five-Day Treatment of CAP with FACTIVE® Tablets, Refuses Filing for Five-Day

Treatment of ABS

– Company to continue dialogue with FDA regarding the ABS claim –

– Management to host conference call today at 8:30 AM ET –

Waltham, Mass., January 20, 2006 – The U.S. Food and Drug Administration (FDA) has accepted for filing Oscient Pharmaceuticals’ (Nasdaq: OSCI) supplemental New Drug Application (sNDA) seeking marketing approval for the use of FACTIVE® (gemifloxacin mesylate) tablets (320 mg once-daily) for the five-day treatment of mild to moderate community-acquired pneumonia (CAP). The FDA has refused to accept the sNDA filing for the five-day treatment of acute bacterial sinusitis (ABS).

The FDA has granted a standard ten-month review period for the five-day CAP sNDA and is expected to act on the filing by the end of September 2006. The acceptance of the CAP sNDA filing does not assure approval. FACTIVE is currently approved by the FDA for the five-day treatment of acute bacterial exacerbations of chronic bronchitis (AECB) and the seven-day treatment of mild to moderate CAP.

In its refusal to accept the sNDA filing for ABS, the FDA indicated that FACTIVE did not exhibit an acceptable risk versus benefit profile for the ABS indication. In addition, the FDA expressed the opinion that demonstrating an acceptable risk versus benefit profile for FACTIVE in ABS was not feasible, given the FDA’s view of the potential risk of rash in those patients.

“We are pleased with the Agency’s decision to file our sNDA for the five-day treatment of CAP, but disappointed by its decision not to file our sNDA for the five-day treatment of ABS,” stated Steven Rauscher, President and CEO. “We have worked diligently with the FDA to compile an application that included supplemental clinical data and post-marketing safety reports, as well as a commitment to conduct additional post-approval surveillance, in order to assemble a submission that we believed would support approval of FACTIVE for ABS. We will continue to pursue short course indications and will discuss with the FDA potential paths that would allow us to file for the ABS indication.”

Conference Call & Webcast Information

A conference call will be held today at 8:30 AM ET with Steven Rauscher, President and CEO, and other members of Oscient’s management team. Participants can access the call by dialing 1-888-634-4009. International participants are asked to dial 1-706-634-2285. The call will also be available via webcast

sNDA Filing

January 20, 2006

on the Company’s website at www.oscient.com. A replay will be available two hours after the conclusion of the call until January 27, 2006. Domestic participants can access the replay by dialing 1-800-642-1687, while international participants are asked to dial 1-706-645-9291. The conference ID number for the replay is 4613389. A replay of the webcast will also be available on the Company’s website.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and mild to moderate community-acquired pneumonia. In addition to the oral tablet form, Oscient is developing an investigational FACTIVE intravenous formulation for use in hospitalized patients. The Company is also promoting Auxilium Pharmaceuticals’ TESTIM® 1% testosterone gel to primary care physicians in the U.S. Oscient has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated disease (CDAD).

FACTIVE is currently approved for the five-day treatment of AECB caused by Streptococcus pneumoniae, Haemophilus influenzae, Haemophilus parainfluenzae or Moraxella catarrhalis and for the seven-day treatment of mild to moderate CAP caused by Streptococcus pneumoniae (including multi-drug resistant strains), Haemophilus influenzae, Moraxella catarrhalis, Mycoplasma pneumoniae, Chlamydia pneumoniae or Klebsiella pneumoniae.

Important Safety Information about FACTIVE Tablets

The most common (more than 2% incidence) drug-related side effects reported in FACTIVE clinical trials were diarrhea (3.6%), rash (2.8%) and nausea (2.7%). In clinical trials, drug-related rash was reported in 2.8% of patients receiving gemifloxacin and was more commonly observed in patients less than 40 years of age, especially females. The incidence of rash increases with treatment longer than the maximum-labeled duration of 7 days. In clinical trials, the discontinuation rate due to drug-related adverse events was similar for FACTIVE tablets and comparators (2.2% versus 2.1%, respectively).

Gemifloxacin is contraindicated in patients with a history of hypersensitivity to gemifloxacin, fluoroquinolone antibiotic agents, or any of the product components. Patients receiving marketed fluoroquinolones have reported serious and occasionally fatal hypersensitivity and/or anaphylactic reactions, peripheral neuropathy, antibiotic-associated colitis and tendon ruptures. Gemifloxacin should be discontinued immediately at the first sign of any of these events.

Fluoroquinolones may prolong the QT interval in some patients. Gemifloxacin should be avoided in patients with a history of prolongation of the QTc interval, patients with uncorrected electrolyte disorders (hypokalemia or hypomagnesemia), and patients receiving Class IA or Class III antiarrhythmic agents. In clinical studies with gemifloxacin, CNS effects have been reported infrequently. As with other fluoroquinolones, gemifloxacin should be used with caution in patients with known or suspected CNS diseases. If CNS reactions occur, gemifloxacin should be discontinued and appropriate measures instituted.

No significant drug-drug interactions were seen with theophylline, digoxin, oral contraceptives, cimetidine, omeprazole, and warfarin, although patients receiving a fluoroquinolone concomitantly with warfarin should be monitored closely. Drug-drug interactions include probenicid, sucralfate, antacids containing aluminum or magnesium, iron, multivitamins containing metal cations, and didanosine. The safety and effectiveness of gemifloxacin in children, adolescents (less than 18 years of age), pregnant women, and lactating women have not been established. For complete safety and efficacy information, please see the full prescribing information available at www.factive.com.

sNDA Filing

January 20, 2006

Forward-Looking Statement

This press release may contain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding (i) future discussions with the FDA regarding the ABS claim and the timing of any future filings for FACTIVE for ABS, (ii) the acceptance by the FDA of any such filings, (iii) our continued pursuit of approval for the use of FACTIVE for the treatment of ABS and (iv) our ability to demonstrate a favorable risk benefit profile for FACTIVE in the treatment of ABS. These statements represent, among other things, the expectations, beliefs, plans and objectives of management and/or assumptions underlying or judgments concerning matters discussed in this document. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (i) the recently filed sNDA for five-day CAP not being approved by the FDA, (ii) refusal by the FDA to accept any future submissions for FACTIVE for ABS and (iii) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement are described under the heading “Factors Affecting Future Operating Results” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2005 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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